UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2024

Commission file number: 000-03134

PARK-OHIO HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Ohio	34-1867219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6065 Parkland Boulevard, Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 947-2000

Not applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00 Per Share	PKOH	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 23, 2024, Park-Ohio Holdings Corp., an Ohio corporation (the “Company”), completed the issuance and sale of 341,997 shares of the Company’s common stock, par value $1.00 per share (the “Shares”), at a price of $29.24 per share pursuant to a Stock Purchase Agreement, dated August 21, 2024 (the “Offering”).

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-279399), declared effective by the Securities and Exchange Commission (the “SEC”) on May 23, 2024, and related prospectus supplement, dated August 21, 2024, filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

A copy of the opinion of Jones Day relating to the validity of the Shares is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.
(Registrant)

Dated: August 23, 2024	/s/ Robert D. Vilsack
Robert D. Vilsack
Chief Legal & Administrative Officer, Corporate Secretary